Exhibit 10.18
CONFIDENTIAL TREATMENT REQUESTED. CERTAIN PORTIONS OF THIS
DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT AND, WHERE APPLICABLE, HAVE BEEN MARKED
WITH AN ASTERISK TO DENOTE WHERE OMISSIONS HAVE BEEN MADE. THE
CONFIDENTIAL MATERIAL HAS BEEN FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION.
SUPPLY AGREEMENT
          AGREEMENT, made as of April 20, 2007, between ShutterFly, Inc. (“Customer”) and FUJIFILM U.S.A., Inc. (“Fuji”) (the “Agreement”).
W I T N E S S E T H:
          WHEREAS, Fuji distributes photographic products, including standard and professional color paper (“Paper”), processing chemistry (“Chemistry”) and the equipment set forth on Exhibit A attached hereto (“Equipment”); and
          WHEREAS, Customer desires to purchase and Fuji desires to provide all of Customer’s in-house requirements for Paper and Chemistry exclusively from Fuji, and to purchase Equipment on the terms set forth in this Agreement solely for use in Customer’s retail web-based operations for the term hereof; and
          NOW, THEREFORE, Customer and Fuji hereby agree as follows:
     1. Term; Termination.
     1.1 This Agreement shall be in effect for three (3) years, commencing May 1, 2007 (the “Term”).
     1.2 This Agreement may be terminated prior to expiration of the Term as follows:
          (a) Upon any of the following events either party may give notice of termination, effective immediately: (i) the other party becomes insolvent or admits its inability to pay its debts generally as they come due; (ii) any sheriff, marshall, custodian, trustee or receiver is appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of the other party’s property; (iii) a case is filed by the other party under the Bankruptcy Code or any other insolvency law; (iv) a case is filed against the other party without such party’s application or consent under the Bankruptcy Code or any other insolvency law and such case continues undismissed for ninety (90) days; (v) the other party makes a general assignment for the benefit of creditors; or (vi) the other party is dissolved or liquidated or takes any corporate action for such purpose; or
          (b) Either party may terminate this Agreement if the other shall commit a material breach of this Agreement and such breach shall continue more than thirty (30) days after written notice of such breach is given to breaching party.

     2. Products; Pricing.
          (a) Paper and Chemistry. Customer shall purchase from Fuji or its affiliates all of Customer’s in-house requirements for Paper (except where Fuji’s Paper is not reasonably compatible with Customer’s processor or if Fuji is not able to fulfill Customer’s requirements) and Chemistry (together with Fuji’s Paper, the “Products”) consistent with the pricing terms below and on Exhibit B attached hereto. The pricing terms set forth below and on Exhibit B attached hereto may be amended by Fuji from time to time due to improvements in, or changes in the availability of, the Products, provided, that the price per unit of the Products does not increase. Customer shall use the Products internally and shall not resell same. This Agreement [*]; accordingly, this Agreement does not require [*] Fuji’s Paper. However, if chosen, Customer could [*].
          (b) Equipment. The parties hereto agree that Equipment will be provided by Fuji in accordance with the terms and conditions set forth on Exhibit A attached hereto.
     2.1 Customer shall purchase [*] Paper [*] the applicable list price for an invoice [*], and shall [*] and mailed to Customer’s billing address. The parties acknowledge that list price [*] may change from time to time, but Customer’s [*] pricing will remain equivalent to the [*] pricing [*] offered upon execution of this Agreement.
          In exchange for Customer’s best efforts [*] on Customer’s [*], Customer [*], which is included in the [*].
          Customer shall purchase [*] Paper [*] the applicable list price for an invoice [*]. No [*] applies to [*] Paper
     2.2 [*]: (a) For optimized truckload lot size shipments of 4 inch x 1750 foot rolls of bulk [*] Paper in production pallets of same surface from Fuji’s manufacturing facility located in Greenwood, South Carolina to Customer’s, Hayward, CA or Charlotte, NC facilities (or any other new Customer facilities that may open in the United States over the next three (3) years of the Agreement), there shall be a [*]. (b) For optimized truckload lot size shipments of full production pallets of same size and surface Paper (other than 4” x 1750’ rolls) from Fuji’s manufacturing facility located in Greenwood, South Carolina to Customer’s, Hayward, CA facilities, there shall be [*] (together with subsection (a) of this Section 2.2, the “[*]”). A guide for planning direct shipment from Fuji’s manufacturing facility located in Greenwood, South Carolina to Customer’s California and North Carolina facilities (or any other new Customer facilities that may open in the United States over the next three (3) years of the Agreement) is attached as Exhibit C hereto.
          For shipments of Paper from Fuji’s distribution centers to Customer, there shall be no [*]. Notwithstanding the foregoing, Paper orders of $1,000 or more shall include surface freight charges in the Billing Price. The [*], if earned, will be calculated on a quarterly basis and remitted to Customer within thirty (30) days of calculation in the form of a credit issued to Customer.

[*]	Confidential treatment requested

     2.3 All payments shall be due net sixty (60) days from invoice. Freight will be prepaid by Fuji on shipments of $1,000 or more.
     3. Warranty and Product Return Policy.
          (a) This Agreement does not in any way expand or supersede any warranty of Fuji with respect to the quality or performance of any product, all of which warranties if any, are enclosed with such products or set forth in the terms of sale that apply to such products. ANY SUCH WARRANTY (IF ANY) IS EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED (INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE). FUJI SHALL NOT BE LIABLE FOR SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES.
          (b) Full credit or replacement will be made only for Products found to be defective in manufacture, labeling or packaging but such Products may be returned only if the defects are reported to the Fujifilm Regional Distribution Center serving the Customer’s account within ten days after receipt of the Products and written authorization is given to return such Products.
     4. Arbitration. All disputes, controversies or differences which arise between the parties, out of or in relation to or in connection with this Agreement, which cannot be amicably settled shall be finally settled by arbitration before an arbitrator pursuant to the rules of the American Arbitration Association. Arbitration may be commenced at any time by the party seeking resolution by giving written notice to the other party that such dispute has been referred to arbitration pursuant to the terms of this Section. Arbitration requested by Customer shall be conducted in New York, New York and arbitration requested by Fuji shall be conducted in San Francisco, California. The arbitrator shall be selected by the mutual Agreement of the parties, but if the parties do not so agree within twenty (20) days after the date of the arbitration notice, the arbitrator shall be selected pursuant to the rules of the American Arbitration Association. Any award rendered by the arbitrator shall be conclusive and binding upon the parties. This provision for arbitration shall be specifically enforceable by the parties and the decision of the arbitrator in accordance herewith shall be final and binding and there shall be no right of appeal therefrom.
     5. General.
     5.1. Except as provided herein, neither party hereto may assign its rights or delegate its obligations hereunder without the prior consent of the other party. Any such purported assignment or delegation, in the absence of such consent, will be void and without effect.
     5.2 Neither party shall be responsible or liable in any way for failure or delay in carrying out the terms of this Agreement resulting from any cause or circumstances beyond its reasonable control, including but not limited to, fire, flood, war, labor difficulties, interruption of transit, accident, explosion, civil commotion, and acts of any governmental authority. No such failure or delay shall terminate this Agreement, and each party shall complete its obligations hereunder as promptly as reasonably practicable following cessation of the cause or circumstances of such failure or delay.

     5.3 The waiver, express or implied, by either party of any right hereunder will not constitute a waiver of any other right.
     5.4 All notices, consents, approvals, or other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier service, or sent by facsimile or e-mail, promptly confirmed by overnight courier service, as set forth above, addressed to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, provided that notice of a change of address shall effective only upon receipt):

If to Fuji:	If to Customer:

FUJIFILM U.S.A., Inc.	Shutterfly, Inc.
200 Summit Lake Drive	2800 Bridge Parkway
Valhalla, New York 10595	Redwood City, CA 94065
Attention: Doug Fachnie	Attn: Chief Financial Officer
Fax: 914-789-8696	Fax: 650-654-1299
Email: dfachnie@fujifilm.com	Email:srecht@shutterfly.com

with copies to (which shall	with copies to (which shall
not constitute notice):	not constitute notice):

FUJIFILM Holdings America Corporation	Shutterfly, Inc.
200 Summit Lake Drive	2800 Bridge Parkway
Valhalla, New York 10595	Redwood City, CA 94065
Attention: Legal Division	Attn: Legal
Fax: (914) 789 8514	Fax: 650-654-1299
Email: jfile@fujifilm.com	Email: legal@shutterfly.com
Any notice, consent, approval and other communication shall be deemed given, in the case of overnight courier service, on the next business day following its deposit with the courier, and, in the case of facsimile or e-mail, upon transmission if confirmed by courier as set forth above.
     5.5 The validity, construction and performance of this Agreement will be governed by and interpreted in accordance with the laws of the State of New York (excluding its rules of conflict of laws other than Section 5-1401 of the New York General Obligations Law).
     5.6 This Agreement supersedes all prior oral and written communications between the parties hereto concerning, and constitute their sole and exclusive understanding with respect to, the subject matter hereof. This Agreement may not be amended except by a writing signed by both parties hereto.

[SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties, intending to be legally bound, have caused this Agreement to be executed by their duly authorized representatives as of the date and year first above written.

FUJIFILM U.S.A., INC.		SHUTTERFLY, INC.

By:	/s/ Hiro Saki	By:	/s/ Stephen E. Recht

Name:	Hiro Sakai	Name:	Stephen E. Recht
Title:	Senior Executive Vice President	Title:	Chief Financial Officer

EXHIBIT A
Customer Name indicated on Agreement:           ShutterFly, Inc.
Date Agreement Commences:                                            Customer Initials:
FUJIFILM U.S.A., Inc., 200 Summit Lake Drive, Valhalla, New York 10595-1356, hereinafter referred to as “ Fuji”, agrees to sell to ShutterFly, Inc. with main offices at 2800 Bridge Parkway, Redwood City, CA, hereinafter referred to as “Customer”, and Customer agrees to purchase from Fuji, the Product(s) (as hereinafter defined), upon the terms and conditions herein set forth.
In consideration for Fuji’s agreement to provide Customer temporarily with the Product(s) (as listed below) at no additional charge, Customer agrees to the terms and conditions set forth herein, in addition to the terms and conditions set forth in the Agreement.

PRODUCT
PRODUCT(S) DESCRIPTION	PRICE
[*]	[*] USD
[*]	[*] USD
[*]	[*] USD
General Terms and Conditions. The term of this Exhibit A shall coincide with the term of the Agreement. During the term of the Agreement, Customer shall be solely responsible for the upkeep and maintenance of the Product(s), and if returned to Fuji, shall return the Product(s) in the same condition in which it was received from Fuji, ordinary wear and tear excepted.
Title to the Product(s) shall remain with Fuji, and such Product(s) shall be returned promptly to Fuji upon the expiration of the Term (as defined in the Agreement) or earlier termination of the Agreement, unless Customer elects to purchase such Product(s). Customer shall be entitled to purchase such Product(s) at the end of the Term or, if both Fuji and Customer mutually consent to the earlier termination of the Agreement, prior to the end of the Term. In the event Customer so elects to purchase such Product(s), Customer shall provide written notice thereof to Fuji, after which Fuji shall invoice Customer for such Product(s) with payment terms of Net 30 days from date of invoice. The purchase price set forth in such invoice shall be (i) at the applicable Product Price set forth above if Customer elects to purchase such Product(s) prior to the end of the Term by mutual consent of the parties or (ii) a price mutually agreed upon by Customer and Fuji if Customer elects to purchase such Product(s) at the end of the Term. Prices and terms stated in this Exhibit A are subject to change by Fuji at any time upon thirty (30) days’ prior written notice to Customer.
Customer hereby authorizes Fuji to execute on its behalf and file a UCC-1 to evidence its retention of a security interest in the applicable Product.
Customer shall not reproduce, modify or otherwise alter the Product(s), or remove such Product(s) from the address indicated above, without the express written consent of Fuji.
This Exhibit A does not in any way expand or supersede any warranty of Fuji with respect to the quality or performance of the Product(s), all of which warranties, if any, are enclosed with such products when shipped or set forth in the terms of sale that apply to such Products. ANY SUCH WARRANTY (IF ANY) IS EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED (INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE). FUJI SHALL NOT BE LIABLE FOR SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES ARISING FROM THE PRODUCT(S).
Upon notice by Fuji that Customer breached any of the terms or provisions set forth in the Agreement, including any failure to pay or to purchase all of its Paper and Chemistry requirements from Fuji, or upon the reasonable demand of Fuji, Customer shall promptly return to Fuji, or contact Fuji’s sales representative to arrange for the

[*]	Confidential treatment requested

removal of, the Product(s) listed above. In the event Customer does not return, or make such arrangements for removal of, the Product(s), Fuji may, subject to applicable law, take all actions necessary to repossess such Product(s), with Customer bearing all reasonable costs thereof incurred by Fuji in connection with such actions. In addition to any and all other damages permitted by law or herein, Customer shall become liable to Fuji for payment of rent on each item of the Product(s) at a rate of $200 per day, commencing five days from the date upon which notice of repossession is sent by Fuji and continuing until such time as Fuji is allowed to regain possession of the Product(s).

EXHIBIT B
CONFIDENTIAL SHUTTERFLY.COM
CHEMICAL PRICE

FUJIFILM	Future
Material	FUJIFILM		Package		[*] Invoice
#	Material #	Product Name	Unit	Unit Makes	Price
[*] [*] [*] [*] [*]	[*] [*] [*] [*] [*]	[*] [*] [*] [*] [*]	55 Gallon Drum 55 Gallon Drum 55 Gallon Drum 55 Gallon Drum 1 Gallon Bottle	212 Gallons 220 Gallons 220 Gallons 7040 Gallons	[*] [*] [*] [*] [*]

[*]	Confidential treatment requested

EXHIBIT C
Truckload Configuration Guideline
For shipments from Fujifilm manufacturing, Greenwood, South Carolina
     Bulk Packaged Product:
     Bulk Packaged paper is in light tight bags only, no protective corrugated shipper provided.
     4"x1750' and 5"x1150' are examples of bulk packaged product.
     24 pallets required to fill truck trailer on one layer, bulk paper cannot be stacked in transit.
     Standard manufacturing configuration: one size, same surface per pallet (nominal quantity).
     From time to time, some pallets may be less than nominal quantity for production reasons.
     Color paper in widths of 16 inches or wider are boxed, however, like bulk package, they cannot be stacked without significant risk of product damage in transit.
     Box Packaged Product:
     38 pallets required to fill truck trailer with 3.5 to 12 inch widths in standard 610, 575 or 295 foot lengths, on two layers.
     Color paper in widths of 16 inches or wider are boxed, however, like bulk package, they cannot be stacked without significant risk of product damage in transit.
     Standard manufacturing configuration: one size, same surface per pallet (nominal quantity)
     From time to time, some pallets may be less than nominal quantity for production reasons.
     Mixed Box and Bulk Packaged Product:
     A load bar is used to prevent the second layer of boxed product from falling over onto bulk product.
     There are 24 pallet spaces on the truck floor. Maximum product weight about 43,000 pounds at this writing.
     The following are examples of permissible shipment configurations, subject to the restrictions above and precise weight of products ordered:

Bulk Pallets	Box Pallets	Total	Weight (Aprox)
24		24	38,208
22	4	26	39,224
20	8	28	40,240
18	12	30	41,256
16	16	32	42,272
14	16	30	39,088
12	20	32	40,104
10	24	34	41,120
8	28	36	42,136
6	30	36	41,052
4	34	38	42,068
2	36	38	40,984
0	38	38	39,900

May 22, 2007
Shutterfly, Inc.
2800 Bridge Parkway
Redwood City, CA 94065
Attn: Chief Financial Officer
To the Chief Financial Officer:
Reference is made to that. certain Supply Agreement between Shutterfly, Inc. (“Shuttertly”) and Fuji Hunt Photographic Chemicals, Inc., now known as FUJIFILM Hunt Chemicals U.S.A., Inc. (“Fuji Hunt”), an affiliate of FUIIFILM U.S.A., Inc, (“FUJIFILM”), dated November 22, 2004 and as amended May 17, 2005 (the “2004 Supply Agreement”).
The parties hereto acknowledge and agree that pursuant to the 2004 Supply Agreement, title to Rockwell Hitec HV3 Automatic Chemical Mixer #1 passed to Shutterfly on April 22, 2006. Furthermore, in consideration of executing the Supply Agreement dated April 20, 2007 by and between Shutterfly and FUJIFILM (the “2007 Supply Agreement”), Fuji Hunt will transfer title to Rockwell Hitec HV3 Automatic Chemical Mixer #2 on the effective date of the 2007 Supply Agreement.
The parties hereto also acknowledge and agree that the 2004 Supply Agreement shall terminate on the effective date of the 2007 Supply Agreement.
This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original and all of which counterparts, when taken together, shall constitute one and the same agreement.

If the foregoing correctly sets forth our understanding as to the matters covered hereby, please execute and return to the undersigned the enclosed copy of this letter.

Very truly yours,

FUJIFILM HUNT CHEMICALS U.S.A., INC.

By:	/s/ Guy M. Poisson

Name: Guy M. Poisson
Title: Director of Credit and Risk Management

ACCEPTED AND AGREED TO:

SHUTTERFLY, INC.

By:	/s/ Stephen E. Recht

Name: Stephen E. Recht
Title: Chief Financial Officer

FUJIFILM U.S.A., INC.

By:

Name:
Title:

cc: Shutterfly Legal